Exhibit 10.6

                     Beacon Enterprise Solutions Group Inc.

                             SECURED PROMISSORY NOTE

$300,000.00                                     December 20, 2007

      FOR VALUE RECEIVED, Beacon Enterprise Solutions Group Inc., an Indiana corporation (the "Buyer"), promises to pay to the order of ADVANCE DATA SYSTEMS, INC. (the "Holder") the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (the "Principal Amount"), together with interest accruing on the unpaid portion of the Principal Amount from the date hereof until the Maturity Date (as defined in Section 2(a)), at an annual rate equal to the "Prime Rate" as published in The Wall Street Journal from time to time (the "Interest Rate"). Accrued interest under this Note shall be compounded annually.

      1.  Terms.  This Note is issued and  delivered  by the Buyer  pursuant  to
Section 1.3 of that certain Asset Purchase Agreement dated October 15, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), by and among the Buyer and the Holder. Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Purchase Agreement. This Note is secured by certain Collateral, as described in that certain Security Agreement of even date herewith (the "Security Agreement"), by and between the Buyer and the Holder.

      2. Payments.

            (a) Subject to the adjustments provided for in Section 2(b) below and any rights of set-off that the Buyer may have under the terms of the Purchase Agreement, the Buyer shall make monthly payments of principal and interest, in the amortized amount of $7,219.00, to the Holder on the last day of each month, commencing December 31, 2007 and ending on November 30, 2011 (the "Maturity Date").

            (b) In the event that on December 31, 2008, the actual revenue generated by the Collateral during the period commencing on December 31, 2007 and ending on December 30, 2008 (the "Actual Revenue") is less than $1,800,000 (the "Minimum Revenue"), then the Principal Amount hereunder shall be deemed to be reduced to an amount equal to the initial Principal Amount set forth above, multiplied by the greater of: a) a fraction the numerator of which is equal to the Actual Revenue and the denominator of which is equal to the Minimum Revenue; or b) forty percent (40%). (That is, the Principal Amount shall not be reduced to an amount less than $120,000.00 hereby.) No such adjustment shall take place in the event that the Actual Revenue exceeds the Minimum Revenue. To the extent that the monthly amounts previously paid exceed the amount of such recalculated monthly payments, the aggregate amount of such excess payments prior to the time of the recalculation shall be a credit against further payments due hereunder, to be applied ratably against future payment amounts hereunder. If the


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aggregate  amount  of  excess  payments  prior to the time of the  recalculation exceeds the aggregate of future payments hereunder, then the Holder shall refund the appropriate difference to the Buyer. The Buyer shall recalculate the monthly payments for the remainder of the term of this Note and shall send the Holder a statement of its computations in support of the recalculated monthly payment amount.

            (c) The Buyer may apply any rights of set-off that the Buyer may have under the terms of the Purchase Agreement by providing notice of its exercise of such rights of set-off to the Holder (and, if applicable, the shareholders of the Holder) with the Claim Notice described in the Purchase Agreement; provided, however, that if it is ultimately determined that Buyer was not entitled to such set-off, Buyer shall immediately pay to Holder any and all amounts claimed by Buyer under such set-off rights. The amount of any set-off to which Buyer is ultimately determined to be entitled shall be treated as a prepayment of the amounts otherwise due and payable under the Note.

            (d) All payments due and payable from the Buyer to Holder under this Note shall be made in lawful currency of the United States of America at the address of Holder as set forth in Section 10.7 of the Purchase Agreement, or such other place as Holder shall designate in writing, and, at Holder's option, shall be payable by check or wire transfer.

            (e) The Buyer shall make additional payments of principal to the Holder equal to three and 2/10 percent (3.2%) of the net amount in excess of One Million Dollars ($1,000,000) received by the Buyer from the proceeds of any sale and issuance of equity after the Closing Date (as defined in the Purchase Agreement), until the obligations under this Note are paid in full.

      3. Prepayments. The Buyer may prepay all or any portion of the outstanding Principal Amount, or any accrued and unpaid interest thereon, of this Note.

      4. Events of Default.

            (a) An "Event of Default" under this Note shall mean the occurrence of any of the following:

                  (i) Failure to Make Payments When Due. Failure of the Buyer to pay any principal, interest or other amount due under this Note when due, whether at stated maturity, by declaration, acceleration, demand or otherwise, and the failure of the Buyer to cure such default within ten (10) business days thereafter.

                  (ii) Breach of Covenants. Any other material failure by the Buyer to perform its obligations under this Note (other than the making of payments under this Note), and the failure of the Buyer to cure such default within ten (10) business days of written notice of such default by Holder to the Buyer, in each case as determined by the Collateral Agent (as defined in the Security Agreement);

                  (iii)  Acceleration  of  Other  Indebtedness.   Any  event  or
condition shall occur which results in the acceleration of the maturity of any indebtedness (other than this Note)


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

of the Buyer or enables the holder of such indebtedness or any person acting on such holder's behalf to accelerate the maturity thereof, if the aggregate principal amount of indebtedness (regardless of whether such indebtedness arises in one or more related or unrelated transactions) with respect to which such events or conditions shall have occurred exceeds $500,000;

                  (iv) Judgments or Court Orders. Judgments or orders for the payment of money in excess of $500,000 (net of any amount (x) covered by insurance or (y) covered by a third-party indemnity from a solvent third party financially capable of making such payments) shall be rendered and properly entered against the Buyer, and such judgments or orders shall continue unsatisfied and unstayed for a period of sixty (60) days, unless being contested in good faith by appropriate legal or administrative proceedings, and in any such case as to which the Buyer shall have set aside adequate cash reserves in accordance with generally accepted accounting principles;

                  (v) Involuntary Bankruptcy, Etc. (A) Any involuntary case or other proceeding shall be commenced against the Buyer or a subsidiary thereof seeking liquidation, reorganization or other relief under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "Bankruptcy Code"), or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days, or an order for relief shall be entered against the Buyer or a subsidiary thereof under the Bankruptcy Code or any other domestic or foreign bankruptcy laws as now or hereafter in effect, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Buyer;

                  (vi) Voluntary Bankruptcy, Etc. An order for relief shall be entered with respect to the Buyer or a subsidiary thereof shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or the Buyer or a subsidiary thereof shall make an assignment for the benefit of creditors; or the Buyer or a subsidiary thereof shall admit in writing its inability to pay its debts as such debts become due; or the Board of Directors of the Buyer shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or

                  (vii) Default under Security Agreement. There is an Event of Default under the Security Agreement.

            (b) Upon the occurrence of an Event of Default under Section 4(a) of this Note, the entire unpaid portion of the Principal Amount, all accrued but unpaid interest and all other amounts due Holder hereunder shall become immediately due and payable.

            (c) Upon the occurrence and during the continuation of any Event of Default as determined by the Collateral Agent, subject to Section 5 of this Note, the per annum rate of


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

interest on the Principal Amount shall increase from the Interest Rate to the Interest Rate plus three percent.

            (d) The Buyer hereby agrees that it will, upon demand, pay to the Collateral Agent the amount of any and all reasonable advances, charges, costs and expenses, including the fees and expenses of counsel and of any experts or agents engaged by the Collateral Agent, that the Collateral Agent may incur in connection with the failure by the Buyer to perform or observe any of the provisions of this Note.

      5. Usury. Regardless of any other provision of this Note or the Purchase Agreement to the contrary, if for any reason the effective rate of interest under this Note shall have been determined by a court of competent jurisdiction to exceed the maximum lawful rate of interest, after giving effect to any applicable exemption to applicable usury laws, then the effective rate of interest under this shall be deemed reduced to, and shall be, such maximum lawful rate of interest, and (a) the amount which would otherwise be excessive interest shall be deemed applied to the reduction of the outstanding Principal Amount and not the payment of interest, and (b) if the loan evidenced by this Note has been or is hereby paid in full, the excess principal payment under the foregoing clause (a) shall be returned to the Buyer.

      6. Replacement of Lost Note. Upon receipt of evidence satisfactory to the Buyer of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Buyer, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Buyer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor dated as of the date from which unpaid interest has then accrued on the lost, stolen, destroyed or mutilated Note.

      7. Miscellaneous.

            7.1 Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflicts of laws principles.

            7.2 Entire Agreement; Amendment. This Note, together with all of the other documents executed in connection herewith, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            7.3 Amendments. No term of this Note may be amended, waived, discharged or terminated except by a written instrument signed by the Buyer and the Holder. Any amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon the Holder.

            7.4  Notices,  etc.  All  notices,   requests,   demands  and  other
communications  made under this Note shall be made in  accordance  with  Section
10.7 of the Purchase Agreement.

            7.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Holder upon any breach or default of the Buyer under this Note shall


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impair any such right, power or remedy of Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any breach or default under this Note, or any waiver on the part of the Holder of any provision or condition of this Note must be made in writing and shall be effective as to Holder only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to Holder, shall be cumulative and not alternative.

            7.6 Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            7.7. Titles. The titles of the Sections and subsections of this Note are for convenience or reference only and are not to be considered in construing this Note.

            7.8. Assignment. Holder may assign this Note and Holder's rights hereunder and delegate Holder's obligations hereunder to Holder's shareholders (the "Shareholders"), and the Shareholders may further assign this Note and the Shareholders' rights hereunder and delegate the Shareholders' obligations hereunder to an entity wholly-owned or controlled by the Shareholders.

      IN WITNESS WHEREOF, this Note is executed as of the date first above written.

                                     BUYER:

                                     BEACON ENTERPRISE SOLUTIONS
                                     GROUP, INC.
                                     an Indiana corporation

                                     By: /s/ Bruce Widener
                                        ----------------------------------------
                                        Bruce Widener
                                        Chief Executive Officer

 [Remainder of Page Intentionally Left Blank - Holder's Signature Page Follows]


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

                       HOLDER'S COUNTERPART SIGNATURE PAGE
                                       TO
                             SECURED PROMISSORY NOTE

      The undersigned Holder agrees to be bound by the terms of the Secured Promissory Note of Beacon Enterprise Solutions Group Inc., an Indiana corporation, executed by the Buyer in favor of the undersigned Holder, and agrees to all of the terms thereof.

                                      ADVANCE DATA SYSTEMS, INC.:

Date: December ___, 2007

                                      Name of Entity: Advance Data Systems, Inc.
                                      d/b/a ADSnetcurve

                                      Signature: /s/ Dean A. Holland
                                                --------------------------------
                                                Dean A. Holland
                                      Title of Signatory: Chairman


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